EX 99.A
If you do not want to sell Fund interests at this time, please disregard this notice. This letter and attached information are simply notification of the Fund’s tender offer.
September 27, 2011
Dear Investor:
We are writing to inform you of important dates relating to a tender offer by Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Fund”). If you are not interested in redeeming your limited liability company interest in the Fund (“Interest”) at this time, please disregard this notice.
Tender offer information
The tender offer period will begin on September 27, 2011 and will end at 12:00 midnight, Eastern Time, on October 27, 2011 (the “Expiration Date”). The purpose of the tender offer is to provide liquidity to Investors who hold Interests in the Fund. Interests may be redeemed only by tendering them during one of the Fund’s announced tender offers.
Should you wish to tender your Interest or a portion of your Interest, please complete and return the enclosed Letter of Transmittal either (i) by mail to Grosvenor Funds, c/o BNY Mellon Alternative Investment Services, 400 Bellevue Parkway, 19C-0204, Wilmington, DE 19809, (ii) via e-mail to grosvenordeinvservices@bnymellon.com (please include the words “Grosvenor Fund Tender Documents” in the subject line), or (iii) fax your request to (302) 791-2790. If you do not wish to sell your Interests, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO SELL ANY PORTION OF YOUR INTEREST AT THIS TIME.
All requests to tender Interests must be received by the Fund in good order by the Expiration Date.
To learn more
If you would like to learn more about the tender offer, please refer to the attached Offer to Purchase document, which contains additional information. If you have any questions regarding the tender offer or the Fund in general, please contact the Fund at (866) 211-4521.
Sincerely,
900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500

If you do not want to sell Fund interests at this time, please disregard this notice. This letter and attached information are simply notification of the Fund’s tender offer.
September 27, 2011
Dear Investor:
We are writing to inform you of important dates relating to a tender offer by Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Fund”). If you are not interested in redeeming your limited liability company interest in the Fund (“Interest”) at this time, please disregard this notice.
Tender offer information
The tender offer period will begin on September 27, 2011 and will end at 12:00 midnight, Eastern Time, on October 27, 2011 (the “Expiration Date”). The purpose of the tender offer is to provide liquidity to Investors who hold Interests in the Fund. Interests may be redeemed only by tendering them during one of the Fund’s announced tender offers.
Should you wish to tender your Interest or a portion of your Interest, please complete, sign and mail, fax or e-mail a Letter of Transmittal to your Portfolio Manager, Financial Adviser or registered representative, as applicable (each, a “Portfolio Manager/Financial Adviser”), who must submit the form and simultaneously enter a trade order into the AI Platform for processing by 12:00 midnight, Eastern Time, on October 27, 2011. If you choose to fax or e-mail the Letter of Transmittal, you should mail the original Letter of Transmittal to your Portfolio Manager/Financial Adviser promptly after you fax or e-mail it. The Fund recommends that all signed documents be submitted to an Investor’s Portfolio Manager/Financial Adviser by certified mail, return receipt requested. If you do not wish to sell your Interests, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO SELL ANY PORTION OF YOUR INTEREST AT THIS TIME.
All requests to tender Interests must be received by the Fund in good order by the Expiration Date.
To learn more
If you would like to learn more about the tender offer, please refer to the attached Offer to Purchase document, which contains additional information. If you have any questions regarding the tender offer or the Fund in general, please contact your Portfolio Manager/Financial Adviser at 1-866-MER-ALTS.
Sincerely,
900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500